
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of income and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000869446
<NAME> BERKSHIRE REALTY CO INC /DE

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               MAR-31-1996
<CASH>                                       7,087,118
<SECURITIES>                                31,032,515<F1>
<RECEIVABLES>                                        0
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                            69,738,147<F2>
<PP&E>                                     469,876,112
<DEPRECIATION>                            (83,783,960)
<TOTAL-ASSETS>                             493,949,932
<CURRENT-LIABILITIES>                      238,680,993<F3>
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   255,268,939<F4>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               493,949,932
<SALES>                                              0
<TOTAL-REVENUES>                            20,855,955
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                            16,459,949<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                           4,194,846
<INCOME-PRETAX>                                201,160
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                (7,375)<F6>
<CHANGES>                                            0
<NET-INCOME>                                   193,785
<EPS-PRIMARY>                                      .01
<EPS-DILUTED>                                        0

<F1>Includes Mortgage Loans and Other Loans of $20,083,620 and Mortgage-Backed
Securities ("MBS") of $10,948,895.
<F2>Includes Investments in unconsolidated joint ventures of $41,726,157 and goodwill of $13,243,557 and other assets and escrows of $14,768,433.
<F3>Includes mortgage notes payable  of $104,946,934 and credit agreements of
$95,140,000.
<F4>Includes common stock at par of $258,994 plus additional paid-in capital of
$256,753,020 less common stock in treasury of $1,743,075.
<F5>Includes depreciation of $6,257,309.
<F6>Represents minority interest.

